EXHIBIT 99.1


                            VENTRITEX, INC.
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            VENTRITEX, INC.
                        701 EAST EVELYN AVENUE
                      SUNNYVALE, CALIFORNIA 94086


    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Ventritex, Inc., a Delaware corporation ("Ventritex"), to be held at 701 East Evelyn Avenue, Sunnyvale, California 94086, on May 9, 1997 commencing at 9.00 a.m., local time (the "Meeting"), and at any adjournments or postponements thereof, and the Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints Frank M. Fischer and David
R. Bunker, and each of them, as his or her proxies (with full power of substitution) for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $0.001 per share of Ventritex (the "Ventritex Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting, and at any adjournments or postponements thereof.

    The undersigned directs that this proxy be voted as follows:

(1) To approve and adopt the Agreement and Plan of Merger dated as of October 23, 1996, as amended by Amendment No. 1 thereto, dated as of March 28, 1997 (the "Merger Agreement"), among St. Jude Medical, Inc., a Minnesota corporation ("St. Jude Medical"), Pacesetter, Inc., a Delaware corporation and a wholly-owned subsidiary of St. Jude Medical and Ventritex pursuant to which, amongst other things, (a) Ventritex will be merged with and into Pacesetter (the "Merger"), with Pacesetter as the surviving corporation of the Merger, and (b) each outstanding share of Ventritex will be converted into the right to receive 0.5 shares of common stock, par value $0.10 per share, of St. Jude Medical.

                  |_| FOR           |_| AGAINST           |_|ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    Notwithstanding stockholder approval of the foregoing proposals, Ventritex reserves the right to terminate the Merger Agreement and abandon the Merger at any time prior to the consummation of the Merger and the transactions contemplated thereby, subject to the terms and conditions of the Merger Agreement.

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    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Ventritex Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.



                                    Date: ______________, 1997


                                    ---------------------------------------
                                            Signature of Stockholder


                                    ---------------------------------------
                                    Signature of Stockholder (if jointly held)


                                    PLEASE DATE THIS PROXY AND SIGN YOUR NAME
                                    EXACTLY AS IT APPEARS HEREON. WHERE THERE IS
                                    MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN
                                    SIGNING AS AN ATTORNEY, ADMINISTRATOR,
                                    EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE ADD
                                    YOUR TITLE AS SUCH. IF EXECUTED BY A
                                    CORPORATION, THE PROXY SHOULD BE SIGNED BY A
                                    DULY AUTHORIZED OFFICER AND STATE THE FULL
                                    NAME OF THE CORPORATION.